Exhibit 10.41

ABOVENET, INC.

2008 EQUITY INCENTIVE PLAN

I.                                         Purpose

The purpose of the 2008 AboveNet, Inc. Equity Incentive Plan (the “Plan”) is to attract and retain and provide incentives to employees, officers, directors and consultants of the Company or its Subsidiaries and to thereby increase overall shareholder value.  The Plan generally provides for the granting of stock options, restricted and unrestricted stock, restricted and unrestricted stock units, stock appreciation rights or any combination of the foregoing to the eligible participants.

II.                                     Definitions

(a)                                  “Award” includes stock options (including incentive stock options within the meaning of Section 422(b) of the Code), restricted and unrestricted shares of Common Stock, stock appreciation rights, and restricted and unrestricted stock units, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(b)                                  “Award Agreement” means a written agreement setting forth the terms and conditions of each Award made under this Plan.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                  “Cause” means Cause, or any comparable term, as defined in any employment or services agreement then in effect between the Participant and the Company, or in the absence of an effective employment or services agreement or a definition of Cause, or comparable term, Cause means any of the following events:

(i)                                    fraud, misappropriation or embezzlement of funds or property by the Participant involving the Company or a Subsidiary;

(ii)                                the conviction or plea of no contest of the Participant in any jurisdiction for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Company or a Subsidiary, or their respective businesses or reputations; and

(iii)                            the Participant’s material misconduct in, or material neglect of, the performance of his or her material duties and responsibilities to the Company or a Subsidiary, or the Participant’s repeated violation of any reasonable specific written directions of the Company or a Subsidiary.

(e)                                  “Change of Control” means the occurrence of any of the following events:

(i)                                    the acquisition by a person or group of the outstanding stock of the Company, which together with the stock held by such person or group, represents more than 50% of the fair market value or total voting power of the stock of the Company (and provided that, if any person or group is considered to own more than 50% of the voting power or fair market value of the stock of the Company, the acquisition of additional stock by that same person or group will not constitute a Change in Control),

(ii)                                the acquisition by a person or group of stock of the Company possessing 35% or more of the voting power of the stock of the Company within a 12-month period ending on the date of the most recent acquisition by such person or group,

(iii)                            the replacement of a majority of the members of the Board of Directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the appointment or election, or

(iv)                               the acquisition by a person or group of 40% or more of the assets of the Company (measured as total gross fair market value) within a 12-month period  ending on the date of the most recent acquisition.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)                                 “Common Stock” means the common stock, $.01 par value, of the Company.

(h)                                 “Company” means AboveNet, Inc., a Delaware corporation.

(i)                                    “Compensation Committee” means the Compensation Committee of the Board.

(j)                                    “Continuous Service” means that a Participant’s service with the Company or a Subsidiary, whether as an Employee, officer, director, consultant or other service provider, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, officer, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an employee of the Company to a consultant to a Subsidiary or to a director shall not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(k)                                “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii)                            the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                               the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)                                    “Disability” shall have the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Code”).

(m)                              “Effective Date” means August 29, 2008.

(n)                                 “Employee” means an employee of the Company or a Subsidiary.

(o)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                  “Fair Market Value” means with respect to the Common Stock (i) the closing price per share thereof as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such trading was recorded) by the principal national securities exchange on which shares are listed or admitted to trading (including the NASDAQ Stock Market), (ii) if the Common Stock is not listed or admitted to trading on any such national securities exchange (including the NASDAQ Stock Market) but is qualified for quotation and is quoted on the over-the-counter bulletin board market (“OTCBB”), the closing price for such shares on the OTCBB as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such trading was recorded) by the OTCBB (or successor entity), or (iii) if the Common Stock is not qualified for quotation on the OTCBB (or successor entity), the closing price of such shares on the pink sheets as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such trading was recorded) by Pink Sheets LLC (or successor entity), or (iv) if the Common Stock is not quoted on the pink sheets as reported by Pink Sheets LLC (or successor entity), as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

(q)                                  “Good Reason” means either of the following two events:

(i)                                    the Company’s material breach of any provision of an applicable employment agreement which breach continues uncured for thirty-five (35) days after written notice thereof is given to the Company by the applicable Employee, or

(ii)                                a material relocation of the Employee’s principal place of employment on the effective date of the applicable employment agreement, provided that the Company chooses not to rescind such relocation within thirty-five (35) days after written notice requesting that it be rescinded is given to the Company by the Employee.

In both cases (i) and (ii), the notice of alleged breach or relocation must be provided to the Company within ninety (90) days of the initial existence of such condition and the Employee shall only have the right to terminate the employment agreement for Good Reason, if applicable, within six (6) months of the initial existence of such condition and only if such condition is not uncured or rescinded, as the case may be, prior to such termination.

(r)                                  “Mature Shares” means shares of Common Stock (i) purchased by a Participant on the open market, (ii) received by Participant upon the exercise of a stock option and held by the Participant for at least six months, or (iii) awarded to a Participant by the Company and held by the Participant for at least six months (provided, however, in the event the Common Stock was subject to forfeiture at the time of the award, the Participant held such Common Stock for at least six months after the forfeiture provisions lapse).

(s)                                  “Participant” means an Employee, officer, director or consultant of the Company or a Subsidiary who has been granted an Award under the Plan.

(t)                                    “Plan Year” means a twelve-month period beginning with January 1 of each year.

(u)                                 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.                                 Eligibility

Any Employee, officer, director or consultant of the Company or Subsidiary selected by the Compensation Committee is eligible to receive an Award.

IV.                                Plan Administration

(a)                                  Except as otherwise determined by the Board, the Plan shall be administered by the Compensation Committee.  The Board, or the Compensation Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Compensation Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.  In making the foregoing determinations the Compensation Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success, and such other factors as the Compensation Committee, in its discretion, shall deem relevant.

(b)                                  The Compensation Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.  No member of the Compensation Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, as it may be amended from time to time, and its Bylaws, as they may be amended from time to time.

(c)                                  The Compensation Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited.  The Compensation Committee shall have the authority at any time to accelerate the vesting, and/or exercisability of any Award and delivery of Common Stock with respect to any Award.  The Compensation Committee shall also have the authority at any time to extend the period during which an Award consisting of a stock option or a stock appreciation right may be exercised (but not beyond the original term of the stock option or stock appreciation right) after the termination of the Participant’s employment or other relationship with the Company.

(d)                                  The Compensation Committee shall have the authority to effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price of any outstanding stock option under the Plan; (B) the cancellation of any outstanding option under the Plan and the grant in substitution therefor of (1) a new stock option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) an award of restricted or unrestricted stock, (3) a stock appreciation right, (4) a restricted or unrestricted stock unit, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

V.                                    Capital Stock Subject to the Provisions of this Plan

(a)                                  The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock.  Subject to adjustment in accordance with the provisions of Section X, and subject to Sections V (b) and (c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 750,000.

(b)                                  The grant of an Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award.

(c)                                  There shall be available for Awards under the Plan all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash (i.e., the holder of the Award receives cash rather than stock) or expire without having been exercised in full (and including Common Stock forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant); and (iii) any shares reacquired by the Company pursuant to Section VIII(g) of the Plan or shares used to pay the exercise price of an option.

Notwithstanding the above, any shares of Common Stock that revert back to the share reserve after having been previously issued by the Company pursuant to Awards, and which are then reacquired as set forth above, shall not be subsequently issued pursuant to the exercise of incentive stock option Awards.

VI.                                Awards Under This Plan

Except as provided in paragraph (b) to this Article VI, the Board or Compensation Committee, in its discretion, may grant the following types of Awards under this Plan on a stand alone, combination or tandem basis:

(a)                                  Stock Option.  A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Compensation Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b)                                  Incentive Stock Option.  An Award in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time.  The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.  Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be issued pursuant to the exercise of incentive stock option Awards under this Plan shall not exceed 187,500 shares, subject to Section V above.  If an incentive stock option Award is granted to a Participant in the Plan who, at the time the Award is granted, is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company (as more fully described in Code Section 422(b)(6)), then (1) the exercise price of the incentive stock option Award may not be less than 110% of the Fair Market Value of the Common Stock on the date the incentive stock option Award is granted, and (2) such incentive stock option Award may not be exercisable after the expiration of five years from the date the incentive stock option Award is granted.  To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

(c)                                  Restricted and Unrestricted Stock.  An award of a share of Common Stock, which share may be subject to a risk of forfeiture or other restrictions until such restrictions, terms and conditions as the Compensation Committee may determine in the Award Agreement are fulfilled.

(d)                                  Restricted and Unrestricted Stock Unit.  A right to receive from the Company a share of Common Stock at a specified date in the future, which right is subject to such terms and conditions as the Compensation Committee may determine in the Award Agreement.  In addition, a stock unit may be subject to forfeiture or other restrictions until such restrictions, terms and conditions as the Compensation Committee may determine in the Award Agreement are fulfilled.  The share of Common Stock which underlies a stock unit subject to forfeiture may be delivered by the Company to the Participant upon the vesting of the stock unit or at a later date as determined by the Compensation Committee in the Award Agreement.

(e)                                  Stock Appreciation Rights.  An Award enabling a Participant to receive cash, Common Stock, or a combination of cash and Common Stock, in an amount equal to the excess of the Fair Market Value  on a future date of a stated number of shares of the Company’s Common Stock over a stated price.

VII.                            Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Company and, if required by the Compensation Committee, the Participant.

VIII.                        Other Terms and Conditions

(a)                                  Assignability.  Unless provided to the contrary in any Award, or unless permitted by the Company, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant.  Notwithstanding the foregoing, an option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a nonqualified stock option as a result of such transfer.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be the beneficiary of an option with the right to exercise the option and receive the Common Stock or other consideration resulting from an option exercise.

(b)                                  Termination of Employment or Other Relationship.  Unless otherwise provided in the Award Agreement, (i) if a Participant’s Continuous Service with the Company or any Subsidiary is terminated by the Company or any Subsidiary or by the Participant for any reason (including death or Disability), vested and exercisable stock options and stock appreciation rights held by the Participant at the time of such termination shall remain exercisable by the Participant (or his or her beneficiary, as the case may be) for 90 days (provided, however, that this period shall be 180 days in the case of termination as a result of Disability and 365 days in the case of termination as a result of death), but in no event after the expiration date of the stock option or stock appreciation right, (ii) all outstanding unvested stock units and unvested and/or unexercisable options or stock appreciation rights held by the Participant (or his or her beneficiary) at the time of the termination of his or her Continuous Service for any reason shall be forfeited as of the date of such termination, and (iii) all remaining stock options or stock appreciation rights unexercised 90 days (or 180 or 365 days, as applicable) after the termination shall be forfeited as of the end of such period, or shall be forfeited on the expiration date of the option or stock appreciation right, whichever is earlier.

Shares of Common Stock may be subject to vesting and a right of repurchase or reacquisition by the Company with respect to both vested or unvested shares upon the termination of a Participant’s Continuous Service for any reason, as set forth in an Award Agreement.

Unless otherwise provided in a Participant’s Award Agreement, in the case of any stock option or stock appreciation right that is vested and exercisable, if, at the time of termination of the Participant’s Continuous Service, there is not an effective registration statement on Form S-8 (or successor form) covering such stock option or stock appreciation right, then the stock option or stock appreciation right shall terminate on the earlier of (i) the 90th day after such a registration statement became effective (provided, however, that in the case of a termination as a result of death or Disability, this provision shall not shorten the 180 or 365-day period of time that would otherwise be afforded to exercise the option or stock appreciation right), or (ii) the expiration of the term of the option or stock appreciation right as set forth in the Award Agreement.

(c)                                  Non-Exempt Employees.  No stock option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the option.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a stock option will be exempt from his or her regular rate of pay.

(d)                                  Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record.  No adjustment will be made for dividends or other rights for which the record date is prior to such date.

(e)                                  No Obligation to Exercise.  The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(f)                                    Payments by Participants.  The Compensation Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of Mature Shares with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted “cashless exercise” program if established by the Company; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Compensation Committee may deem appropriate, including through a “net exercise.”

(g)                                 Withholding.  Except as otherwise provided by the Compensation Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(h)                                 Maximum Awards.  The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to stock options or stock appreciation rights under this Plan in any single Plan Year is 400,000.

(i)                                    Exercise by Participant or Representative.  Except as otherwise provided by the Compensation Committee, no election as to benefits or exercise of options, or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

IX.                                Termination, Modification and Amendments

(a)                                  The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable.

(b)                                  No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X.                                    Recapitalization

(a)                                  The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other similar capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.  The Compensation Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.  Any such adjustments for incentive stock option Awards must meet the requirements of Code Section 424(a).

(b)                                  Corporate Transaction.   The following provisions shall apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Subsidiary and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.  If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, shall take any one or more of the following actions as to outstanding Awards in its sole and absolute discretion:

(i)                                    Awards May Be Continued, Assumed or Substituted.  Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction.  A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may assume, continue or substitute some Awards and not others.  The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section IV.

(ii)                                Accelerated Vesting of Awards.  The vesting of any or all Awards (and, with respect to options and stock appreciation rights, the time at which such Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and the Board may further determine that any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse in full or in part as of a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction).

(iii)                            Termination of Awards.  The Board may provide that all Awards (including vested Awards that are not exercised) shall immediately terminate and be of no further force or effect as of the effective time of the Corporate Transaction.  Written notice of the intent to terminate any outstanding Awards shall be sent to Participants at least ten (10) days in advance of the effective date of the Corporate Transaction.

(iv)                               Payment for Awards in Lieu of Exercise.  The Board may provide that the holder of an Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (B) any exercise price payable by such holder in connection with such exercise.

Change of Control.  An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change of Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Subsidiary and the Participant, but in the absence of such provision, no such acceleration shall occur.

XI.                                No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Company or a Subsidiary.  Further, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.                            Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.

XIII.                        Effective Date and Term

This Plan shall be effective as of the Effective Date and shall terminate on the date before the tenth anniversary of the Effective Date.  No Awards shall be granted after the termination of the Plan.